Exhibit (a)(1)(iv)

OFFER TO PURCHASE

by

SL INDUSTRIES, INC.

for Not More Than $20,000,000 in Cash
up to 512,820 Shares of its Common Stock

at

a Purchase Price Not Greater Than $42.00 Nor Less Than $39.00 Net Per Share
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 23, 2015,
UNLESS SL INDUSTRIES, INC. EXTENDS THE OFFER.

March 27, 2015

To Our Clients:

Enclosed for your consideration are the offer to purchase for cash, dated March 27, 2015, and the related letter of transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by SL Industries, Inc., a Delaware corporation (“SL Industries”), to purchase up to 512,820 shares of its common stock, par value $0.20 per share, at a price per share not greater than $42.00 nor less than $39.00, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

Given the prices specified by tendering stockholders and the number of shares properly tendered and not properly withdrawn, SL Industries will select the lowest price between (and including) $39.00 and $42.00 per share (the “Purchase Price”) that will enable it to purchase the maximum number of shares having an aggregate purchase price not exceeding $20 million, or, if a lesser number of shares is properly tendered, all shares that are properly tendered and not properly withdrawn.  All shares purchased by SL Industries under the Offer will be purchased at the same per share price.

All shares properly tendered before the “Expiration Date” (as specified in Section 1 of the offer to purchase for cash) at prices at or below the Purchase Price and not properly withdrawn will be purchased by SL Industries at the Purchase Price, net to the seller in cash, less applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer, including the “odd lot,” proration and conditional tender provisions thereof.  All shares tendered at prices in excess of the Purchase Price and all shares that SL Industries does not accept for purchase because of proration or conditional tenders will be returned at SL Industries’ expense to the stockholders that tendered such shares promptly after the expiration date. SL Industries expressly reserves the right, in its sole discretion, to purchase more than such number of shares under the Offer, subject to applicable law.

We are the owner of record of shares held for your account.  As such, we are the only ones who can tender your shares, and then only pursuant to your instructions.  We are sending you the letter of transmittal for your information only.  You cannot use the letter of transmittal to tender shares we hold for your account.  The letter of transmittal must be completed and executed by us, according to your instructions.

Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the Offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form enclosed herein.

Please note carefully the following:

1.  You may tender shares at prices not greater than $42.00 nor less than $39.00 per share as indicated in the enclosed Instruction Form, net to you in cash, without interest.

2.  You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.

3.  The Offer is not conditioned upon any minimum number of shares being tendered.  The Offer is, however, subject to other conditions set forth in Section 7 of the offer to purchase for cash, which you should read carefully.

4.  The Offer, the proration period and the withdrawal rights will expire at 12:00 midnight, New York City time, on April 23, 2015 (which is the end of the day on April 23, 2015), unless SL Industries extends the Offer.

5.  The Offer is for up to 512,820 shares, constituting approximately 12.6% of the shares of common stock outstanding as of March 26, 2015.

6.  Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer & Trust Company, the depositary for the Offer, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the offer to purchase for cash and Instruction 9 to the letter of transmittal) stock transfer taxes on SL Industries’ purchase of shares under the Offer.

7.  If you (i) own beneficially or of record fewer than 100 shares, (ii) instruct us to tender on your behalf ALL of the shares you own at or below the Purchase Price before the expiration date and (iii) check the box captioned “Odd Lots” in the attached Instruction Form, then SL Industries, upon the terms and subject to the conditions of the Offer, will accept all of your tendered shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.

8.  If you wish to condition your tender upon the purchase of all shares tendered or upon SL Industries’ purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender.  SL Industries’ purchase of shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot.  To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

9.  If you wish to tender portions of your shares at different prices, you must complete a SEPARATE Instruction Form for each price at which you wish to tender each such portion of your shares.  We must and will submit separate letters of transmittal on your behalf for each price you will accept.

10.  The Board of Directors of SL Industries has approved the Offer.  However, none of SL Industries, its Board of Directors, the information agent, or the depositary makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares for purchase, or as to the price or prices at which stockholders should choose to tender their shares.  Stockholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which they should tender such shares.  SL Industries’ directors, executive officers and affiliates are entitled to participate in the Offer on the same basis as all other stockholders.  SL Industries’ Chief Executive Officer, William T. Fejes, and Chief Financial Officer, Louis J. Belardi, have advised us that following the exercise of certain options, they intend to tender 30,000 shares and 5,000 shares, respectively, of SL Industries common stock in the Offer.  SL Industries’ other directors, executive officers and affiliates have advised us that they do not intend to tender shares in the Offer.

If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form.  A pre-addressed envelope is enclosed for your convenience.  If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the expiration date of the Offer.  The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on April 23, 2015 (which is the end of the day on April 23, 2015), unless SL Industries extends the Offer.

As described in the offer to purchase for cash, if more than the number of shares that are properly tendered at or below the Purchase Price and not properly withdrawn would result in an aggregate purchase price above $20 million, or such greater number of shares as SL Industries may elect to purchase in accordance with applicable law, then SL Industries will accept shares for purchase at the Purchase Price in the following order of priority:

1.  First, SL Industries will purchase all shares properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Date by any “odd lot”  holder (holder of fewer than 100 shares) who:

(a)  tenders ALL of the shares owned beneficially or of record by such odd lot holder at or below the Purchase Price before the Expiration Date (partial tenders will not qualify for this preference); AND

(b)  completes the section captioned “Odd Lots” on the letter of transmittal and, if applicable, on the notice of guaranteed delivery.

2.  Second, after SL Industries has purchased all properly tendered (and not properly withdrawn) “odd lot” shares, SL Industries will purchase all other shares properly tendered at or below the Purchase Price before the Expiration Date (and not properly withdrawn) on a pro rata basis if necessary, subject to the conditional tender provisions described in Section 6 of the offer to purchase for cash, and with adjustments to avoid purchases of fractional shares, all as provided in the offer to purchase for cash.

3.  Third, and only if necessary to permit SL Industries to purchase shares resulting in an aggregate purchase price of $20 million (or such greater number of shares as SL Industries may elect to purchase subject to applicable law), SL Industries will purchase properly tendered shares from holders who have tendered shares conditionally (and for whom the condition was not initially satisfied) by random lot to the extent feasible.  To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered (and for whom the condition was not initially satisfied) must have tendered all of their shares.

The Offer is being made solely under the offer to purchase for cash and the letter of transmittal and is being made to all record holders of shares.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED.  PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

INSTRUCTION FORM

With Respect to the Offer to Purchase

by

SL INDUSTRIES, INC.

for Not More Than $20,000,000 in Cash
up to 512,820 Shares of its Common Stock

at

a Purchase Price Not Greater Than $42.00 Nor Less Than $39.00 Net Per Share

The undersigned acknowledge(s) receipt of your letter in connection with the offer by SL Industries, Inc., a Delaware corporation (“SL Industries”), to purchase up to 512,820 shares of its common stock, par value $0.20 per share, at a price per share not greater than $42.00 nor less than $39.00, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase for cash, dated March 27, 2015, and the related letter of transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”).

The undersigned understands that, given the prices specified by tendering stockholders and the number of shares properly tendered and not properly withdrawn, SL Industries will select the lowest price between (and including) $39.00 and $42.00 per share (the “Purchase Price”) that will enable SL Industries to purchase the maximum number of shares having a aggregate purchase price not exceeding $20 million, or, if a lesser number of shares is properly tendered, all shares that are properly tendered and not properly withdrawn.  All shares purchased by SL Industries under the Offer will be purchased at the same per share price.

All shares properly tendered before the “Expiration Date” (as specified in Section 1 of the offer to purchase for cash) at prices at or below the Purchase Price and not validly withdrawn will be purchased by SL Industries at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the “odd lot,” proration and conditional tender provisions thereof.  See Section 1 of the offer to purchase for cash.  Shares tendered at prices in excess of the Purchase Price and shares that SL Industries does not accept for purchase because of proration or conditional tenders will be returned at SL Industries’ expense to the stockholders that tendered such shares, promptly after the Expiration Date.

The undersigned hereby instruct(s) you to tender to SL Industries the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the Offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED: ________ SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares that we hold for your account.

CHECK ONE AND ONLY ONE BOX.  IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

PRICE AT WHICH YOU ARE TENDERING

(See Instruction 5 of the letter of transmittal)

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER:

(See Instruction 5 of the letter of transmittal)

☐
The undersigned wants to maximize the chance of having SL Industries purchase all shares the undersigned is tendering (subject to the possibility of proration).  Accordingly, by checking this ONE BOX INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by SL Industries pursuant to the Offer (the “Purchase Price”).  This action could result in receiving a price per shares as low as $39.00 per share.

– OR –

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER:

(See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked.  This action will result in none of the shares being purchased if the Purchase Price is less than the price checked below.  A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares.  You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase for cash.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐  $39.00                     ☐  $39.25                    ☐  $39.50                    ☐  $39.75

☐  $40.00                     ☐  $40.25                     ☐  $40.50                    ☐  $40.75                    ☐  $41.00

☐  $41.25                     ☐  $41.50                    ☐  $41.75                    ☐  $42.00

You WILL NOT have validly tendered your shares
unless you check ONE AND ONLY ONE BOX ON THIS PAGE

ODD LOTS
(See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares (check ONE box):

☐
at the Purchase Price, which will be determined by SL Industries in accordance with the terms of the Offer (persons checking this box should check the box under the heading “Shares Tendered at Price Determined Pursuant to the Offer” above), or

☐	at the price per share indicated under the heading “Shares Tendered at Price Determined by Stockholder.”

CONDITIONAL TENDER
(See Instruction 11 of the letter of transmittal)

A tendering stockholder may condition his, her or its tender of shares upon SL Industries purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase for cash.  Unless SL Industries purchases at least the minimum number of shares you indicate below pursuant to the terms of the Offer, SL Industries will not purchase any of the shares tendered below.  It is the tendering stockholder’s responsibility to calculate that minimum number and each stockholder should consult his, her or its own tax advisor in doing so.  Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that SL Industries must purchase from you if SL Industries purchases any shares from you, SL Industries will deem your tender unconditional.

☐	The minimum number of shares that SL Industries must purchase from me, if SL Industries purchases any shares from me, is: ____________ shares.

If, because of proration, SL Industries will not purchase the minimum number of shares from you that you designate, SL Industries may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, a conditionally tendering stockholder must have properly tendered all of his, her or its shares.  To certify that you are tendering all of your shares if conditional tenders are purchased by random lot, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER.  IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED.  IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

— PLEASE SIGN ON THE NEXT PAGE —

SIGNATURE

Please Print

Signature(s):

Name(s):

Taxpayer Identification or Social Security Number:

Address(es):

(Include Zip Code)
Area Code & Phone Number(s):

Date: